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                                                                    EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
For Further Information:
Contact:
Craig J. Huffaker, Chief Financial Officer, or Jim Stark, Director, Investor Relations
402-474-4800

                      TRANSCRYPT INTERNATIONAL CEO RESIGNS

        JUNE 8, 1998 Lincoln, Nebraska. Transcrypt International, Inc. announced today that Jeffrey L. Fuller submitted his resignation as President and CEO of the Company and resigned his position on the Board of Directors. The Board accepted Mr. Fuller's resignation. John T. Connor, Chairman of the Board, said:
"Jeff made many valuable contributions to Transcrypt, and we wish him the best in his future endeavors."

        Transcrypt International, Inc. manufactures information security and wireless communication products that prevent the unauthorized interception on sensitive voice and data communication.